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                                                                   EXHIBIT 4.12

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                          SUBSCRIPTION CERTIFICATIONS

                                   ISSUED BY

                       COLLEGE TELEVISION NETWORK, INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated July 28, 1998, (the "Prospectus"), of College Television Network, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time on September 10, 1998, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $1.60 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is
                    American Stock Transfer & Trust Company
                          40 Wall Street, 46th Floor
                           New York, New York 10005
                              Fax: (718) 234-5001

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing      Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Right
with respect to each of     Rights represented by such Subscription
Certificate. The undersigned understands that payment of the Subscription Price of $1.60 per share for each Common Share subscribed pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such
payment, in the aggregate amount of $    , either (check appropriate box):

  [_]is being delivered to the Subscription Agent herewith; or

  [_]has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

    [_]wire transfer of funds

      -- name of transferor institution ___________________________________
      -- date of transfer _________________________________________________
      -- confirmation number (if available) _______________________________

    [_]uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

    [_]certified check

    [_]bank draft (cashier's check)

    [_]money order

      -- name of maker ____________________________________________________
      -- date of check, draft or money order ______________________________
      -- check, draft or money order number _______________________________
      -- bank on which check is drawn or issuer of money order ____________

SIGNATURE(S) ________________________

                                          ADDRESS _____________________________

-------------------------------------     -------------------------------------
NAME(S) _____________________________

                                          -------------------------------------

-------------------------------------     AREA CODE AND TEL NO(S). ____________
        PLEASE TYPE OR PRINT

SUBSCRIPTION CERTIFICATE NO(S). (IF
AVAILABLE) __________________________


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                             GUARANTEE OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three Nasdaq Stock Market trading days after the date hereof.


-------------------------------------     DATED:_______________________ , 1998
-------------------------------------     -------------------------------------
-------------------------------------                (NAME OF FIRM)
              (ADDRESS)                   -------------------------------------
-------------------------------------            (AUTHORIZED SIGNATURE)
  (AREA CODE AND TELEPHONE NUMBER)


  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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